Exhibit 99.4

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

REDBACK NETWORKS INC.,

Debtor.

300 HOLGER WAY

SAN JOSE, CA 95134

Tax ID No. 77-0438443

BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION OF

REDBACK NETWORKS INC.

TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BALLOT FOR VOTING SHARES OF COMMON STOCK OF REDBACK NETWORKS INC.

ISSUABLE PURSUANT TO ABOVE MARKET STOCK OPTIONS AND ABOVE MARKET WARRANTS

If you are a beneficial owner of stock options or warrants (“Options” and “Warrants” respectively) exercisable for shares of common stock (“Shares”) of Redback Networks Inc. (“Redback”), and the exercise price of your Option or Warrant is less than or equal to $_________ per share, you are entitled to vote to accept or reject the prepackaged plan of reorganization (the “Plan”) which is being proposed by Redback pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). You should use this ballot to cast your vote on the Plan. The Plan is described in, and included as Exhibit D to, the Proxy/Prospectus/Disclosure Statement, dated ___________________, 2003 (the “Prospectus”), which accompanies this Ballot. Before you transmit your vote, please review the Prospectus carefully, including the voting procedures explained under the caption “The Prepackaged Plan of Reorganization – The Prepackaged Plan of Reorganization Solicitation.”

A plan of reorganization can generally be confirmed by the Bankruptcy Court, and thereby made binding upon all claim and equity interest holders, if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims who vote in each class of claims that is entitled to vote on the Plan, and by the holders of two-thirds in amount of equity security interests who vote in each class of equity interests that is entitled to vote on the Plan, and if it otherwise satisfies the requirements of Section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained from all classes entitled to vote, the Bankruptcy Court may nonetheless confirm the Plan pursuant to the “cram down” provisions of Section 1129(b) so long as (i) at least one class of claims has voted to accept the Plan, (ii) the Bankruptcy Court finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and (iii) the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. Since certain junior classes of our equity interest holders, consisting of holders of Options and Warrants with an exercise price more than $________ per share, will not be entitled to receive a distribution under the Plan, those junior classes of interests will be deemed to have rejected the Plan. Consequently, in order to approve the Plan we will be seeking to take advantage of the “cram down” provisions of Section 1129(b), at least with respect to those junior classes of interests. A description of the requirements of Section 1129(b) is included in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Confirmation of the Prepackaged Plan of Reorganization Without Acceptance by All Classes of Impaired Claims and Interests.”

THE VOTING DEADLINE BY WHICH YOUR BALLOT MUST BE RECEIVED IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                          , 2003, UNLESS EXTENDED BY REDBACK. IF YOUR BALLOT IS NOT RECEIVED BY THE BALLOT AGENT ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR BALLOT WILL NOT BE COUNTED.

THIS BALLOT IS ONLY FOR USE IN CONNECTION WITH VOTING UPON THE ACCEPTANCE OR REJECTION OF THE PLAN AND MAY NOT BE USED TO VOTE ON THE RECAPITALIZATION PLAN PROPOSALS REFERENCED IN THE PROSPECTUS. DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan.

HOW TO VOTE

1.	COMPLETE ITEM 1 AND ITEM 2.

2.	IF YOU DO NOT WISH TO VOTE FOR THE RELEASES CONTAINED IN THE PLAN CHECK THE BOX IN ITEM 3.

3.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 4 AND THE ADDITIONAL CERTIFICATIONS CONTAINED IN THE PROSPECTUS UNDER THE CAPTION “THE PREPACKAGED PLAN OF REORGANIZATION—THE PREPACKAGED PLAN OF REORGANIZATION SOLICITATION— CERTIFICATIONS”. BY RETURNING THIS BALLOT, YOU ARE CERTIFYING THAT THIS BALLOT IS THE ONLY BALLOT SUBMITTED FOR THE OPTIONS AND WARRANTS DESCRIBED IN ITEM 1.

4.	SIGN THE BALLOT.

5.	RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

6.	YOU MUST VOTE ALL OF THE SHARES ISSUABLE PURSUANT TO YOUR OPTION OR WARRANT EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE. IF YOU RETURN A BALLOT BUT DO NOT INDICATE WHETHER YOU HAVE VOTED FOR OR AGAINST THE PLAN, OR IF YOU FAIL TO SIGN THIS BALLOT, YOUR VOTE WILL NOT BE COUNTED.

Item 1.	Number of Shares Voted. The undersigned certifies that as of the voting record date, September 26, 2003 (the “Voting Record Date”), the undersigned was the beneficial owner of Options or Warrants with an exercise price less than or equal to $____ per share and that the aggregate number of Shares issuable upon exercise of such Warrants or Options is set forth below (insert amounts on the lines below).

_______________ shares of Common Stock issuable upon exercise of Options.

_______________ shares of Common Stock issuable upon exercise of Warrants.

Item 2.	Vote. The beneficial owner of the Options and Warrants identified in Item 1 votes as follows (check one box only—if you do not check a box, or check both boxes, your vote will not be counted):

☐	to Accept the Plan.

☐	to Reject the Plan.

Item 3.	Opt-Out of Vote in Respect of Releases. Under the Plan, each holder of a claim or interest that votes in favor of the Plan and who has not elected to opt out of voting for the releases provided for in the Plan covering present and former officers, directors, employees and others, will be deemed to have agreed to grant such releases. A description of the releases included in the Plan is contained in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Releases.” If you wish to vote for the Plan, but do not wish to vote in favor of the releases included in the Plan-check the following box:

☐	I elect not to vote in favor of the releases.

Item 4.	Authorization. By returning this Ballot, the undersigned certifies that (a) it has full power and authority to vote to accept or reject the Plan with respect to the Options, Warrants and Shares issuable pursuant to such Options and Warrants listed in Item 1, (b) the beneficial owner of the Options and Warrants described in Item 1 was the beneficial owner on the Voting Record Date, (c) it has received a copy of the Prospectus

(including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus. By returning this Ballot, such beneficial owner shall be deemed to have made such further certifications as are set forth the Prospectus under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation—Certifications.” YOU MAY OBTAIN ADDITIONAL COPIES OF THE PROSPECTUS, BALLOTS OR OTHER DOCUMENTS BY CONTACTING THE INFORMATION AGENT, THE ALTMAN GROUP, AT TELEPHONE NUMBER (800) 467-0671.

Name:
(Print or Type)
Social Security or Federal Tax I.D. No.:
(Optional)
Signature:
By:
(If Appropriate)
Title:
(If Appropriate)
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

No fees or commissions or other remuneration will be payable to any broker, dealer, or other nominee for you for soliciting or obtaining your vote on the Plan. This Ballot shall not constitute or be deemed a proof of claim or proof of equity interest or an assertion of a claim or equity interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE BALLOT AGENT BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                          , 2003, OR SUCH LATER TIME IF THE VOTING DEADLINE IS EXTENDED BY REDBACK, OR YOUR VOTE WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE BALLOT AGENT, AT (800) 467-0671